UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2008

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On July 29, 2008, the Federal Home Loan Bank of Topeka ("FHLBank Topeka") sent a message to members of FHLBank Topeka announcing the release by the FHLBanks' Office of Finance of preliminary second quarter operating highlights for the 12 Federal Home Loan Banks. The message includes a general statement as to how FHLBank Topeka's management evaluated FHLBank Topeka’s financial performance for the first six months of 2008. A copy of the message is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of FHLBank Topeka’s quarterly report on Form 10-Q, will be posted on FHLBank Topeka’s Web site at www.fhlbtopeka.com in mid-August.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 of this current report on Form 8-K is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by FHLBank Topeka that the information is material or complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Message dated July 29, 2008, announcing the release by the FHLBanks' Office of Finance of preliminary second quarter operating highlights for the 12 Federal Home Loan Banks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

July 29, 2008	By:	/s/ Pat Doran

Name: Pat Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Message dated July 29, 2008, announcing the release by the FHLBanks' Office of Finance of preliminary second quarter operating highlights for the 12 Federal Home Loan Banks